 As filed with the Securities and Exchange Commission on December 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	59-1947988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8430 Spires Way,

Frederick, Maryland 21701

(800) 525-1698

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Halden S. Shane

Chief Executive Officer

8430 Spires Way

Frederick, Maryland 21701

(800) 525-1698

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Albert Lung

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA

(650) 843-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated December 26, 2023

PROSPECTUS

TOMI Environmental Solutions, Inc.

2,080,000 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time of up to 2,080,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), by the Selling Stockholders identified herein, together with any additional Selling Stockholders listed in a prospectus supplement (collectively, with any of such stockholders’ transferees, pledgees, assignees, distributes, donees or successors-in-interest, the “Selling Stockholders”). The shares of Common Stock being registered hereunder (the “Conversion Shares”) are issuable upon conversion of those 12% convertible notes (the “Notes”) sold to certain investors in a private placement transaction in one or more closings of up to an aggregate principal amount of $5,000,000.

We are registering the offer and sale of the Conversion Shares by the Selling Stockholders to satisfy the registration rights such stockholders received in connection with the issuance of the Notes held thereby.

We will not receive any proceeds from the resale of the Conversion Shares by the Selling Stockholders in this offering. We will pay the expenses of registering these shares. The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Conversion Shares offered by this prospectus from time to time on The Nasdaq Capital Market (“Nasdaq”) or any other stock exchange, market, or trading facility on which the shares are traded, or in private transactions.  The Conversion Shares may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices.  Refer to the section titled “Plan of Distribution” for more information on how the Selling Stockholders may offer, sell, or dispose of their Conversion Shares.

Our Common Stock is listed and traded on Nasdaq under the symbol “TOMZ.” On December 22, 2023, the last reported sale price of our Common Stock as reported on Nasdaq was $0.9050 per share.

Investing in these securities involves a high degree of risk and you should understand the risks associated with investing in our Common Stock. Before making an investment, read the “Risk Factors,” which begin on page 6 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Stockholders with the SEC to permit the Selling Stockholders to sell the shares described in this prospectus in one or more transactions. The Selling Stockholders and the plan of distribution of the shares being offered by them are described in this prospectus under the headings “Selling Stockholders” and “Plan of Distribution.”

As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or its offices described below under the heading “Where You Can Find More Information.”

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We and the Selling Stockholders have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

The shares of Common Stock offered by this prospectus are not being offered in any jurisdiction where the offer or sale of such Common Stock is not permitted. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date of this prospectus or, in the case of the documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus or any sale of the Common Stock offered by this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, the terms “TOMI,” “TOMI Environmental,” “we,” “us,” “our” and the “Company” refer to TOMI Environmental Solutions, Inc., a Florida corporation.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our securities. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), and in any subsequent Quarterly Reports on Form 10-Q, and in our other filings with the SEC, all of which are incorporated herein by reference, the risks related to our securities discussed under the “Risk Factors” section of the Form 10-K, and our financial statements and the accompanying notes to the financial statements incorporated herein by reference.

Our Company

TOMI Environmental Solutions, Inc. is a global bacteria decontamination and infectious disease control company, providing environmental solutions for indoor air and surface decontamination through the manufacturing, sales, service and licensing of our SteraMist® brand of products, including SteraMist® BIT™, a low percentage (7.8%) hydrogen peroxide-based fog or mist that uses Binary Ionization Technology (“BIT™”). Our solution and process are environmentally friendly as the only by-product from our decontamination process is oxygen and humidity. Our solution is organic and is listed in Canada as a sustainably green product with no carbon footprint. Most of our competitors in the disinfection space leave significant by-products and are corrosive. SteraMist is not corrosive, and it does not damage equipment or facilities.

Our SteraMist® is a patented technology that produces ionized Hydrogen Peroxide (“iHP™”) using cold plasma science created under a grant by the United States Defense Advanced Research Projects Agency (“DARPA”). Our Environmental Protection Agency (“EPA”) registered BIT™ Solution is composed of a low concentration of hydrogen peroxide converted to iHP™ after passing the trade secret blended solution including its sole active ingredient of 7.8% hydrogen peroxide through an atmospheric cold plasma arc. The newly formed iHP™ fog and mist consists of submicron’s to 3-micron radical particles that are carried throughout the treatment area in a fog or mist moving with the same velocity and characteristics of a gas. This allows the ionized hydrogen peroxide fog or mist to affect all surfaces and air space throughout the targeted treatment area, over, above and beyond the ability of a manual cleaning processes. iHP™ damages pathogenic organisms through the oxidation of proteins, carbohydrates, and lipids. SteraMist® no-touch disinfection and or decontamination treat areas mechanically, causing cellular disruptions and/or dysfunctions resulting in a 6-log (99.9999%) and greater kill or inactivation of all pathogens in the treatment area. This is a science that the world needs to follow. This simple and effective process-takes 7.8 % hydrogen peroxide and under pressure pushes the liquid through a nozzle in which the stream is met by an atmospheric cold plasma arc which converts the hydrogen peroxide into a plasma created hydroxyl radical with 6-log and greater kill. This is a duplication of what occurs in atmospheric chemistry and the only by-product is oxygen and humidity. The world needs to thank, Titan Defense, DARPA and of course nature for the science behind our technology!

SteraMist® BIT™ brings to the world a mechanical and automated method of cleaning using a game-changing technology and EPA registered Hospital-HealthCare disinfectant providing an upgrade to existing disinfecting and cleaning protocols while limiting liability in a facility when it comes to resistant infectious pathogens.  We maintain this registration in all fifty (50) states, Washington DC, Canada, and approximately forty (40) other countries receive our product.

Corporate Information

We were incorporated as a Florida corporation on September 18, 1979, under the name Dauphin, Inc. and began our current operations in 2008 following a series of transactions and name changes. On May 14, 2009, we changed our name to TOMI Environmental Solutions, Inc. Our corporate headquarters is located at 8430 Spires Way, Frederick, Maryland 21701. Our telephone number is (800) 525-1698. Our website address is www.tomimist.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

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RISK FACTORS

The nature of our business activities subjects us to certain hazards and risks.  You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent 10-K, including any amendments thereto, and, if applicable, in our Form 10-Q and Current Reports on Form 8-K, including any amendments thereto, in evaluating an investment in our securities.  If any of these risks were to occur, our business, financial condition, results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks occur, the trading price of our Common Stock could decline materially, and you could lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance, and other future events. These statements include forward-looking statements both with respect to us, specifically, and our industry sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth in the “Risk Factors” section of this prospectus, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our securities, you should carefully consider all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

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USE OF PROCEEDS

The Conversion Shares registered under this prospectus may be resold from time to time by the Selling Stockholders.  Accordingly, we will not receive proceeds from any resale of the Conversion Shares in this offering.  We will pay all of the fees and expenses incurred by us in connection with this registration.  All selling and other expenses will be paid by the Selling Stockholders.

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SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders identified in the table below, or by the future transferees, pledgees, assignees, distributes, donees, or successors-in-interest of or from any such stockholders, of the Conversion Shares.  The Selling Stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the Conversion Shares, or they may sell none of the Conversion Shares. See “Plan of Distribution.” We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the resale of any of the Conversion Shares.

In accordance with the terms of that certain Registration Rights Agreement, dated November 7, 2023, by and between the Company and the Selling Stockholders, this prospectus generally covers the resale of 100% of the maximum number of Conversion Shares issued or issuable pursuant to the Notes determined as if the outstanding Notes were covered in full.  The Notes are due on the fifth anniversary of their issuance and bear simple interest at a rate of 12% per annum, payable in equal monthly installments.  The Notes provide that the outstanding principal amount shall be converted into that number of Conversion Shares equal to the quotient obtained by dividing (A) the outstanding principal amount of the Note by (B) one dollar and twenty-five cents ($1.25) per share, as adjusted (the “Conversion Price”), provided that the Conversion Price shall not in any event, exceed one dollar and fifty-five cents ($1.55) per share.  Because the Conversion Price of the Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. In addition, we can require the Selling Stockholders to convert the Notes at the then current conversion price at any time after 90 days from the issue date if the Common Stock has a closing bid price of $1.55 per share or higher on Nasdaq for any twenty (20) days within a thirty (30) day period of consecutive trading days, or if a “fundamental change” occurs (as defined in the Securities Purchase Agreement). The Notes are unsecured and senior to our other indebtedness subject to certain exceptions.

The following table presents information regarding the Selling Stockholders, is prepared based on information supplied to us by the Selling Stockholders, and reflects holdings as of December 15, 2023.  Unless otherwise indicated below, none of the Selling Stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates.

The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on its respective ownership of shares of Common Stock, as of December 15, 2023, assuming conversion of the Notes held by the Selling Stockholders on that date at a Conversion Price of $1.25.  The third column lists the maximum number of shares of Common Stock being offered by the Selling Stockholders and assumes a Conversion Price of $1.25. The fourth column assumes the sale of all of the Conversion Shares offered by the Selling Stockholders pursuant to this prospectus.

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	Shares Beneficially	Maximum Number	Shares Beneficially
Name of Selling Stockholder(1)	Owned Prior to Offering(2)	of Shares Offered Hereby(3)	Owned After Offering(4)
			Number	Percent(5)
Andrew Holland	60,000	60,000	—	*
BKF Asset Holdings, Inc	80,000	80,000	—	*
ET Albany Living Trust DTD 04/16/1997	100,000	100,000	—	*
Gary Blattberg	40,000	40,000	—	*
James F Felte & Elizabeth T Felte JTWROS	80,000	80,000	—	*
John Metz	100,000	100,000	—	*
Justin Sack	80,000	80,000	—	*
KFTA Partners, General Partnership	20,000	20,000	—	*
Kourouglos Capital Group, LLC	80,000	80,000	—	*
Lee S & Brianna M Richardson JTWROS	60,000	60,000	—	*
McCall 2020 Investment Trust	80,000	80,000	—	*
Michael Metz	100,000	100,000	—	*
Oakwood Investment Trust	40,000	40,000	—	*
Peppermint Investments, LLC	20,000	20,000	—	*
Premier Financial Concepts Defined Benefit Pension Plan	80,000	80,000	—	*
Ralph J Fratus Jr & Suzanne L Fratus JTWROS	87,700	80,000	7,700	*
Randy Shelton & KayDel Shelton JTWROS	160,000	160,000	—	*
Regina A Keough	80,000	80,000	—	*
Richard Dion & Marcy Dion JTWROS	80,000	80,000	—	*
Richard J Freedman Trust DTD 07/16/2007	300,000	160,000	140,000	*
RJF Investments, LLC	180,000	160,000	20,000	*
Second Wind LLC	40,000	40,000	—	*
StoneX Financial Inc C/F Charles J Lesueur IRA	46,300	40,000	6,300	*
StoneX Financial Inc C/F Robert J Pease Roth IRA	60,000	60,000	—	*
StoneX Financial Inc C/F William D Pease Roth IRA	40,000	40,000	—	*
Vincent J Brunoforte	40,000	40,000	—	*
Watermelon Investments, LLC	20,000	20,000	—	*
Yianni LLC	100,000	100,000	—	*

_______________

*	Denotes ownership of less than 1%.

(1)

Information concerning named Selling Stockholders or future transferees, pledges, assignees, distributes, donees or successors-in-interest of or from any such stockholder or others who later hold any Selling Stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material.  In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)	Includes the issuance of the Notes, which the underlying Conversion Shares are being registered by the registration statement of which this prospectus forms a part.

(3)	Number of Conversion Shares is based on an assumed Conversion Price of $1.25.

(4)

Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 thereunder. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of November 7, 2023, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Amounts reported in this column assumes that each Selling Stockholder will sell all of the Conversion Shares offered pursuant to this prospectus that may be issued upon conversion of the Notes identified herein.

(5)	Based on 19,923,955 shares of Common Stock outstanding as of December 15, 2023.

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PLAN OF DISTRIBUTION

We are registering the Conversion Shares held by the Selling Stockholders identified herein to permit the resale of these shares by the holders thereof from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale of the Conversion Shares, if any. We will bear all fees and expenses incident to our obligations to register the shares of our Common Stock.

The Common Stock may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. The resale of the Conversion Shares offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with a Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption or exclusion from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such short sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will pay certain fees and expenses we incur incident to the registration of the securities offered by this prospectus, including legal and accounting fees.

Under applicable rules and regulations under the Exchange Act any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the Common Stock offered by this prospectus has been passed upon by Morgan, Lewis & Bockius LLP, Palo Alto, California.

EXPERTS

The financial statements of TOMI Environmental Solutions, Inc. as of December 31, 2022 and December 31, 2021, included in the Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. We have incorporated these financial statements by reference in reliance upon the report of Rosenberg Rich Baker Berman, P.A., given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to this offering of our Common Stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed or incorporated by reference as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection at the website of the SEC referred to above. We maintain a website at http://www.tomimist.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;

(2)

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023, and November 14, 2023, respectively;

(3)	our Current Reports on Form 8-K filed with the SEC on April 11, 2023, July 27, 2023, August 28, 2023, September 14, 2023, and November 7, 2023;

(4)

the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-39574) filed with SEC on September 29, 2020, including any amendment or report filed for the purpose of updating such description.

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We also incorporate by reference in to this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by  us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, as well as after the date of this prospectus until we file a post-effective amendment that indicates the termination of the offering of the shares of our Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to TOMI Environmental Solutions, Inc., 8430 Spires Way, Suite N, Frederick, Maryland 21701; telephone number: (800) 525-1698. Copies of the above reports may also be accessed from our website at http://www.tomimist.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference in to this document modifies or supersedes the statement.

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2,080,000 Shares of Common Stock

Offered by the Selling Stockholders

_______________________________________

PROSPECTUS

_______________________________________

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fee, which is actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our Common Stock described in this registration statement.

SEC registration fee	$297.38
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Miscellaneous expenses	$-
Total expenses	$20,297.38

Item 15. Indemnification of Directors and Officers.

The FBCA, permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. In addition, a Florida corporation must indemnify against expenses incurred in connection with a proceeding by an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of such proceeding to which the individual was a party because he or she is or was a director or officer of the corporation.

The FBCA further permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Moreover, the FBCA provides that a Florida corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred by a person who is or was a director or officer in connection with a proceeding described above if the director or officer in question delivers to the corporation a signed undertaking to repay any funds advanced if the director or officer is not entitled to mandatory indemnification on the basis that he or she was wholly successful or it is ultimately determined that the director or officer has not met the relevant standard of conduct, as described further below.

The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

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Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our company or any other person for any statement, vote, decision to take or not to take action, or any failure to take action, as a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes any of the following: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly, (iii) unlawful distributions, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful or intentional misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to, by means of a provision in its articles of incorporation, bylaws or any agreement, or by a vote of shareholders or disinterested directors, or otherwise, to obligate itself in advance of the act or omission giving rise to a proceeding to provide for any other or further indemnification or advancement of expenses, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. Any provision that obligates a corporation to provide indemnification to the fullest extent permitted by law, like the one we have included in our bylaws, obligates the corporation to advance funds to pay for or reimburse expenses in accordance with the FBCA to the fullest extent permitted by law, unless such provision expressly provides otherwise. However, unless ordered by a court, a corporation may not indemnify a director or officer or advance expenses to a director or officer if a judgment or other final adjudication establishes that his or her actions were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder, (b) a transaction in which the director or officer derived an improper personal benefit, (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, or (d) in the case of a director, a circumstance under which the director would be liable under the FBCA for an unlawful distribution.

We have not adopted provisions in our Amended Bylaws providing that our current and former directors and officers shall be indemnified beyond the compulsory indemnification set out under the FBCA. We have obtained directors’ and officers’ liability insurance policy covering our current and former directors and officers.

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
5.1*	Legal Opinion of Morgan, Lewis & Bockius, LLP
23.1*	Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1)
23.2*	Consent of Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

* Filed herewith

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(A)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
	(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(C)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

	(D)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchase.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, Maryland, on this 26th day of December 2023.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Halden S. Shane
Halden S. Shane
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Halden S. Shane and Nick Jennings and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Halden S. Shane	Chairman of the Board and Chief Executive Officer	December 26, 2023
Halden S. Shane	(Principal Executive Officer)

/s/ Nick Jennings	(Principal Financial and Accounting Officer)	December 26, 2023
Nick Jennings

/s/ Walter C. Johnsen	Director	December 26, 2023
Walter C. Johnsen

/s/ Kelly J. Anderson	Director	December 26, 2023
Kelly J. Anderson

/s/ Lim Boh Soon	Director	December 26, 2023
Lim Boh Soon

/s/ Elissa J. Shane	Director	December 26, 2023
Elissa J. Shane

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